Exhibit 99(m)

                             PruLife Advisor Select
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

Hypothetical Gross Annual Investment Return                     6.00%
less         Arithmetic Average of
             Total Contractual Porfolio Expenses            -   2.12%
less         Guaranteed
             Mortality and Expense Fee                      -   0.45%
                                                                ----
Fund Crediting Rate (Net Annual Investment Rate)            =   3.43%


                            27(m) Annual Investment

                             PruLife Advisor Select
                           Prospectus Filing May 2003

Male Preferred Best NonSmoker  Level Death Benefit (Type A)
Age:          35               CVAT
Face:    250,000               Maximum Charges
TTR:           0               Assume Annual Payment of $1,725 in all years
                               Hypothetical Annual Return of 6% Gross, 3.43% Net
Policy --- Year 5

                       (0a)        (0b)       (1)        (2)          (3)         (4)      (5)       (6)       (7)
                       BOP         BOP                                Per         Per     Montly              Total
                     Contract     Accum     Premium   Per Policy    Premium     $1,000     Cost    Monthly   Contract
 Month    YEAR         Fund       Prems      Paid       Loads        Loads       Load     Of Ins   Interest    Fund
 -----    ----         ----       -----      ----       -----        -----       ----     ------   --------    ----
   1        5         1,666       7,618     1,725          20         233         35        45           9      3,067
   2        5         3,067       9,374        --          20          --         35        45           8      2,975
   3        5         2,975       9,404        --          20          --         35        45           8      2,882
   4        5         2,882       9,435        --          20          --         35        45           8      2,790
   5        5         2,790       9,466        --          20          --         35        45           8      2,697
   6        5         2,697       9,497        --          20          --         35        45           7      2,604
   7        5         2,604       9,528        --          20          --         35        45           7      2,511
   8        5         2,511       9,559        --          20          --         35        45           7      2,417
   9        5         2,417       9,591        --          20          --         35        45           7      2,323
  10        5         2,323       9,622        --          20          --         35        45           6      2,229
  11        5         2,229       9,654        --          20          --         35        45           6      2,134
  12        5         2,134       9,685        --          20          --         35        46           6      2,039

              (8)          (9)          (10)          (11)        (12)              (13)               (14)
                          Total          EOP                      EOP               EOP                 EOP
           Surrender      Cash          Basic       Corridor    Corridor           Death               Accum
 Month      Charges    Surr Value        DB          Factor        DB             Benefits           Prems Paid
 -----      -------    ----------        --          ------        --             --------           ----------
   1          1,166           1,900      250,000       3.57        10,948           250,000             9,374
   2          1,166           1,808      250,000       3.57        10,620           250,000             9,404
   3          1,166           1,716      250,000       3.57        10,290           250,000             9,435
   4          1,166           1,623      250,000       3.57         9,960           250,000             9,466
   5          1,166           1,531      250,000       3.57         9,628           250,000             9,497
   6          1,166           1,438      250,000       3.57         9,296           250,000             9,528
   7          1,166           1,344      250,000       3.57         8,963           250,000             9,559
   8          1,166           1,251      250,000       3.57         8,628           250,000             9,591
   9          1,166           1,157      250,000       3.57         8,293           250,000             9,622
  10          1,166           1,062      250,000       3.57         7,957           250,000             9,654
  11          1,166             968      250,000       3.57         7,619           250,000             9,685
                                ---                                                 -------             -----
  12          1,166             873      250,000       3.57         7,281           250,000             9,717
                                ---                                                 -------             -----

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $1,725

(2)   Per Policy load = $20 per month.

(3)   Sales and Admin Load = 13.5% of premium paid

(4)   Per $1,000 load - $0.14 per month per 1,000 of insurance amount

(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male
      NonSmoker

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=3.43% is the crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8) Surrender Charges = Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $2160 and surrender charge percentage = 54% for the 5th policy year.

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11) Corridor factor - cash value accumulation corridor factor for Male age 35 NonSmoker CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5

                             27(m) Fund Deductions